Exhibit 99.1

DBGI Completes Acquisition of Sundry

AUSTIN, Texas, Dec. 30, 2022 /PRNewswire/ -- Digital Brands Group, Inc. ("we", "us", "DBG"or the "Company") (NASDAQ: DBGI), a curated collection of luxury lifestyle, digital-first brands, today announces that it has completed its previously announced acquisition of Sundry. As a result of the transaction, Sundry has become a wholly owned subsidiary of DBG.

"The Sundry acquisition is expected to contribute significant revenue scale and operating leverage," said Hil Davis, Chief Executive Officer of DBG. "We believe adding Sundry to our Bailey Shop, which is our multi-brand e-commerce site (www.bailey44.com) will contribute revenue immediately. Additionally, we are also excited about the large opportunity to expand the Sundry brand into other verticals. We believe that the opportunity to cross merchandise Sundry and their customers to our other brands, add additional product categories and leverage synergies to reduce expenses will be accretive."

The Company will provide annual revenue and earnings guidance in January that will include the revenue and earnings contribution from Sundry.

About Digital Brands Group

We offer a wide variety of apparel through numerous brands on a both direct-to-consumer and wholesale basis. We have created a business model derived from our founding as a digitally native-first vertical brand. Digital native first brands are brands founded as e-commerce driven businesses, where online sales constitute a meaningful percentage of net sales, although they often subsequently also expand into wholesale or direct retail channels., Unlike typical e-commerce brands, as a digitally native vertical brand we control our own distribution, sourcing products directly from our third-party manufacturers and selling directly to the end consumer. We focus on owning the customer's "closet share" by leveraging their data and purchase history to create personalized targeted content and looks for that specific customer cohort. We have strategically expanded into an omnichannel brand offering these styles and content not only on-line but at selected wholesale and retail storefronts. We believe this approach allows us opportunities to successfully drive Lifetime Value ("LTV") while increasing new customer growth.

Forward-looking Statements

Certain statements included in this release are "forward-looking statements" within the meaning of the federal securities laws, including statements regarding the acquisition and the ability to meet the closing conditions required to complete the acquisition. Forward-looking statements are made based on our expectations and beliefs concerning future events impacting DBG and therefore involve several risks and uncertainties. You can identify these statements by the fact that they use words such as "will," "anticipate," "estimate," "expect," "should," and "may" and other words and terms of similar meaning or use of future dates, however, the absence of these words or similar expressions does not mean that a statement is not forward-looking. We caution that forward-looking statements are not guarantees and that actual results could differ materially from those expressed or implied in the forward-looking statements. DBG undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. Potential risks and uncertainties that could cause the actual results to differ materially from those expressed or implied by forward-looking statements include, but are not limited to: : (i) risks that the proposed transaction disrupts current plans and operations of Sundry and potential difficulties in Sundry employee retention as a result of the transaction, (ii) the outcome of any legal proceedings that may be instituted against the Company related to the transaction, (iii) the ability to implement business plans, forecasts, and other expectations and identify and realize additional opportunities, (iv) risks arising from the widespread outbreak of an illness or any other communicable disease, or any other public health crisis, including the coronavirus (COVID-19) global pandemic; (v) the level of consumer demand for apparel and accessories; disruption to DBGs distribution system; the financial strength of DBG's customers; fluctuations in the price, availability and quality of raw materials and contracted products; disruption and volatility in the global capital and credit markets and global supply chain;  (vi) DBG's response to changing fashion trends, evolving consumer preferences and changing patterns of consumer behavior; intense competition from online retailers; manufacturing and product innovation; increasing pressure on margins; DBG's ability to implement its business strategy; (vii) DBG's ability to grow its wholesale and direct-to-consumer businesses; retail industry changes and challenges; (viii)DBG's and its vendors' ability to maintain the strength and security of information technology systems; the risk that DBG's facilities and systems and those of our third-party service providers may be vulnerable to and unable to anticipate or detect data security breaches and data or financial loss; (ix) DBG's ability to properly collect, use, manage and secure consumer and employee data; (x)stability of DBG's manufacturing facilities and foreign suppliers; continued use by DBG's suppliers of ethical business practices; DBG's ability to accurately forecast demand for products; continuity of members of DBG's management; (xii) DBG's ability to protect trademarks and other intellectual property rights; possible goodwill and other asset impairment; (xiiii) DBG's ability to execute and integrate acquisitions; changes in tax laws and liabilities; legal, regulatory, political and economic risks; (xiv) adverse or unexpected weather conditions; (xv) DBG's indebtedness and its ability to obtain financing on favorable terms,; and  (xvii) climate change and increased focus on sustainability issues. More information on potential factors that could affect DBG's financial results is included from time to time in DBG's public reports filed with the SEC, including DBG's Annual Report on Form 10-K, and Quarterly Reports on Form 10-Q, and Forms 8-K filed or furnished with the SEC.

Investor Contact:

Digital Brands Group, Inc. Company Contact
Hil Davis, CEO
Email: invest@digitalbrandsgroup.co
Phone: (800) 593-1047

SOURCE Digital Brands Group, Inc.

Related Links

https://www.digitalbrandsgroup.co

https://ir.digitalbrandsgroup.co